                                                                   EXHIBIT 10.16

                       FOURTH AMENDMENT TO LOAN AGREEMENT
                       ----------------------------------

     THIS FOURTH AMENDMENT TO LOAN AGREEMENT ("Amendment") is made as of the 27th day of December, 2004, by and among UNIVERSAL TRUCKLOAD SERVICES, INC., a corporation organized and existing under the laws of Michigan with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 (the "Borrower"), UNIVERSAL AM-CAN, LTD., a corporation organized and existing under the laws of Delaware with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Universal"), THE MASON AND DIXON LINES, INCORPORATED, a corporation organized and existing under the laws of Delaware with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Mason Dixon"), MASON DIXON INTERMODAL, INC., a corporation organized and existing under the laws of Michigan with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Mason Intermodal"), ECONOMY TRANSPORT, INC., a corporation organized and existing under the laws of Michigan with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Economy"), LOUISIANA TRANSPORTATION, INC., a corporation organized and existing under the laws of Michigan with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Louisiana"), GREAT AMERICAN LINES, INC., a corporation organized and existing under the laws of Pennsylvania with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Great American Lines"), GREAT AMERICAN LOGISTICS, INC., a corporation organized and existing under the laws of Florida with its principal place of business at 11355 Stephens Road, Warren, Michigan 48089 ("Great American Logistics"), (Universal, Mason Dixon, Mason Intermodal, Economy, Louisiana, Great American Lines and Great American Logistics, each a "Co-Borrower" sometimes herein collectively referred to as "Co-Borrowers"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the statutes of the United States of America, with its principal place of business at 165 Madison Avenue, Memphis, Tennessee 38103 ("Bank").

                                Recitals of Fact
                                ----------------

     Pursuant to the terms and provisions of that certain Loan Agreement ("Loan Agreement"), bearing date of the 31st day of December, 2001, among Borrower, Mason Dixon, Universal and the Bank, the Bank, as amended by First Amendment to Loan Agreement dated May 11, 2004, among Borrower, Mason Dixon, Universal and Mason Intermodal, as amended by Second Amendment to Loan Agreement dated June 29, 2004, among Borrower, Mason Dixon, Universal, Mason Intermodal, Economy and Louisiana, Bank committed to make loans and advances and extensions of credit to the Borrower and/or certain Co-Borrowers on a revolving credit basis, in an amount not to exceed, at any time outstanding, the principal sum of Forty Million Dollars ($40,000,000.00), as amended by Third Amendment to Loan Agreement dated August 12, 2004, among Bank, Borrower and Co-Borrowers.

     NOW, THEREFORE, for and in consideration of the premises, as set forth in the Recitals of Fact, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

                                   Agreements
                                   ----------

     1. Section One of the Loan Agreement is hereby amended by changing the definition of "Tangible Net Worth" to read as follows:

               "Tangible Net Worth" shall mean, as of the date of determination, Net Worth, less (a) the values assigned to intangibles, e.g., goodwill, royalties, unamortized bond discount, acquisition costs in excess of book value, research and development costs, patents, copyrights, trademarks, trade names, (b) any accumulated earnings attributable to interests in the capital stock and retained earnings of other Persons other than a wholly-owned subsidiary of the Borrower, (c) deferred assets, and (d) any other assets properly classified as intangible (except for value assigned to intrastate operating authority, franchises, licenses and permits), in accordance with Generally Accepted Accounting Principles; provided that with respect to the foregoing, accumulated earnings shall not be deducted from the market value of any publicly traded securities; and provided, further, that (i) with respect to the Borrower, any amounts due to the Borrower from Centra, Inc. and any amounts due to the Borrower from any subsidiaries of affiliates of Centra, Inc. or any affiliate of the Borrower shall be deducted from Net Worth, (ii) with respect to either of Universal or Mason Dixon, any amounts due to either from Centra, Inc. or Borrower and any amounts due to either Co-Borrower from any affiliates of Centra, Inc. or any affiliates of the Borrower shall be deducted from Net Worth as to each of them, and (iii) included in Net Worth shall be the amounts owing from the Borrower to Centra that have been subordinated under the Subordination Agreement.

     2. Section One of the Loan Agreement is hereby amended by adding the following definitions:

          "Dividend" means the dividend described in the Resolution.

          "IPO" means that certain initial public offering of common stock of the Borrower as described in the Registration Statement on Form S-1 with the Securities and Exchange Commission on November 15, 2004, which Registration Statement may be amended from time to time.

          "Resolution" means that certain Resolution of the Board of Directors of the Borrower substantially in the form attached hereto as Schedule "1".

          "Subordination Agreement" means that Subordination Agreement by and between the Bank, the Borrower and Centra, Inc. dated December 27, 2004.

     3. Section One of the Loan Agreement is hereby amended by amending the definitions of "Loan Agreement," "Note" and "Security Agreements," as follows:

          "Loan Agreement" means this Loan Agreement between the Borrower, Universal, Mason Dixon and the Bank dated December 31, 2001, as amended by the First Amendment to Loan Agreement dated May 11, 2004, between Borrower, Universal, Mason Intermodal, Mason Dixon and the Bank, as amended by Second Amendment to Loan Agreement dated June 29, 2004, among Borrower, Universal, Mason Dixon, Mason Intermodal, Economy, Louisiana and Bank, as amended by Third Amendment to Loan Agreement dated August 12, 2004, among Borrower, Universal, Mason Intermodal, Mason Dixon, Economy, Louisiana, Great American Lines and Great American Logistics, as amended by Fourth Amendment to Loan Agreement dated December 27, 2004, among Borrower, Universal, Mason Intermodal, Mason Dixon, Economy, Louisiana, Great American Lines and Great American Logistics.

     4. Sections 6.7 and 7.3 of the Loan Agreement are amended to read as follows:

          6.7 Subordination Agreement. The Borrower agrees to comply with the terms of the Subordination Agreement.

          7.3 Dividends, Redemptions and Other Payments. (a) Declare or pay, or set aside any sum for the payment of, any dividends or make any other distribution upon any shares of its capital stock of any class, or (b) purchase, redeem or other otherwise acquire for value any shares of its capital stock of any class, or commit to do any of same, or set aside any sum therefor, or permit any subsidiary to purchase or acquire for value any shares of its capital stock of any class, or commit to do any of the same, or set aside any sum therefor, or (c) make any payment to a profit sharing plan or to any other retirement or pension plan to or for the benefit of management shareholders which exceeds (based on a percentage of compensation) similar payments made for the benefit of all employees of the Borrower; provided that the above clauses (a), (b) and (c) shall only apply where the taking of any such action will result in a default in the financial covenants as contained at Section 6.8 herein; provided further that, notwithstanding the foregoing, the Borrower may declare the Dividend, but the Borrower may not pay the Dividend unless and until the following conditions are satisfied: (i) the IPO has been consummated, Borrower has received in net proceeds from the IPO, in an amount sufficient to pay in full the Dividend, (ii) the Dividend is paid only from the proceeds of the IPO, (iii) no Event of Default has occurred, (iv) no event which with notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing, and (v) the payment of the Dividend shall not result in an Event of Default or in any event which with notice or the passage of time, or both would constitute an Event of Default; provided further, if the net IPO proceeds are insufficient to pay the Dividend in full, if the other conditions for payment of the Dividend set forth herein are satisfied, Borrower may pay a portion of the Dividend to extent of, and from the net proceeds of, the IPO.

     5. The lead-in clause to Section Nine of the Loan Agreement is hereby amended to read as follows:

            An "Event of Default" shall exist is, subject to the provisions of
     Section 9.8, any of the following shall occur:

     6. Section 9.8 of the Loan Agreement is hereby modified to read as follows:

            9.8 Notice and Cure Periods. The occurrence of any forgoing events listed in Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7 hereof shall be an Event of Default if the same remains uncured in full after the Bank has provided written notice to Borrower, Universal or Mason Dixon of such default and Borrower's, Universal's or Mason Dixon's failure to cure within the applicable Cure Period, except for the following defaults, which shall be an Event Default (without respect to any notice and/or cure periods):
     Borrower defaults in the covenants contained at Sections 6.7 and/or 7.3 of this Agreement for which no notice and cure period shall apply.

     7. The Loan Agreement is further modified and amended by the addition thereto of a new exhibit, being Schedule 1 in form and substance substantially the same as Schedule 1 attached to this Amendment.

     8. All terms and provisions of the Loan Agreement which are inconsistent with the provisions of this Amendment are hereby modified and amended to conform hereto; and, as so modified and amended, the Loan Agreement is hereby ratified, approved and confirmed. Except as otherwise may be expressly provided herein, this Amendment shall become effective as of the date set forth in the initial paragraph hereof.

     9. All references in all Loan Documents to the Loan Agreement shall, except as the context may otherwise require, be deemed to constitute references to the Loan Agreement as amended hereby.

     IN WITNESS WHEREOF, the Borrower, Co-Borrower and the Bank has caused this Agreement to be executed by their respective officers, duly authorized so to do, all as of the day and year first above written.

                                  CO-BORROWERS


UNIVERSAL AM-CAN LTD.,                       LOUISIANA TRANSPORTATION, INC.
a Delaware corporation                       a Michigan corporation

By: /s/ DB Cochran                           By: /s/ Michael L. Whitaker
   -------------------------------              -------------------------------

Title: President                             Title: President
      ----------------------------                 ----------------------------


THE MASON AND DIXON LINES,                   GREAT AMERICAN LINES, INC.,
INCORPORATED                                 a Pennsylvania corporation
a Delaware corporation

By: /s/ Leo Blumenauer                       By:  /s/ William Knoebel, Jr.
   -------------------------------              -------------------------------

Title: President                             Title: President
      ----------------------------                 ----------------------------


MASON DIXON INTERMODAL, INC.,                GREAT AMERICAN LOGISTICS,
a Michigan corporation                       a Pennsylvania corporation

By: /s/ Joseph H. Rubino                     By: /s/ William Knoebel, Jr.
   -------------------------------              -------------------------------

Title: President                             Title: President
      ----------------------------                 ----------------------------


ECONOMY TRANSPORT, INC.,
a Michigan corporation

By: J. E. McManus
   -------------------------------

Title: President
      ----------------------------

            BORROWER                                        BANK

UNIVERSAL TRUCKLOAD SERVICES, INC.,          FIRST TENNESSEE BANK NATIONAL
a Michigan corporation                       ASSOCIATION


By: /s/ Robert E. Sigler                     By: /s/ Steven J. Hawkins
   -------------------------------              -------------------------------

Title: Vice President                        Title: Senior Vice President
      ----------------------------                 ----------------------------